Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Bank One Trust Company, National Association

(Exact name of trustee as specified in its charter)

A National Banking Association	31-0838515
(I.R.S. employer
identification number)

100 East Broad Street, Columbus, Ohio	43271-0181
(Address of principal executive offices)	(Zip Code)

Bank One Trust Company, N.A.
1 Bank One Plaza
Chicago, Illinois 60670
Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
(Name, address and telephone number of agent for service)

MGE ENERGY, INC.

(Exact name of obligor as specified in its charter)

Wisconsin	39-2040501
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

133 South Blair Street
Madison, Wisconsin	53703
(Address of principal executive offices)	(Zip Code)

Medium-Term Notes
(Title of Indenture Securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject

Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

(b) Whether it is authorized to exercise corporate trust powers

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation

No such affiliation exists with the trustee.

Item 16.	List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility

1.	A copy of the articles of association of the trustee now in effect.*

2.	A copy of the certificate of authority of the trustee to commence business.*

3.	A copy of the authorization of the trustee to exercise corporate trust powers.*

4.	A copy of the existing by-laws of the trustee.*

5.	Not Applicable.

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable.

9.	Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of February, 2003.

Bank One Trust Company, National Association, Trustee

By	/s/ Sandra L. Caruba
Sandra L. Caruba
Senior Counsel

*     Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

February 26, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between MGE Energy, Inc. and Bank One Trust Company, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

Bank One Trust Company, National Association

By:	/s/ Sandra L. Caruba
Sandra L. Caruba
Senior Counsel

Bank One Trust Company, N.A. Legal Title of Bank	FFIEC 041 RC-1
10
Columbus City

OH	43271

State	Zip Code

FDIC Certificate No.: 21377

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC — Balance Sheet

Dollar Amounts in Thousands	RCON	Bil Mil Thou

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin(1)	0081	173,786	1.a
b. Interest bearing balances(2)	0071	0	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	119	2.b
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	B987	860,578	3.a
b. Securities purchased under agreements to resell(3)	B989	673,265	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	5389	0	4.a
b. Loans and leases, net of unearned income	B528	51,834	4.b
c. LESS: Allowance for loan and lease losses	3123	433	4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	51,401	4.d
5. Trading assets (from Schedule RC-D)	3545	0	5
6. Premises and fixed assets (including capitalized leases)	2145	13,537	6
7. Other real estate owned (from Schedule RC-M)	2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8
9. Customers’ liability to this bank on acceptances outstanding	2155	0	9
10. Intangible assets
a. Goodwill	3163	0	10.a
b. Other intangible assets (from Schedule RC-M)	0426	6,246	10.b
11. Other assets (from Schedule RC-F)	2160	209,160	11
12. Total assets (sum of items 1 through 11)	2170	1,988,092	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

Bank One Trust Company, N.A. Legal Title of Bank	FFIEC 041 RC-2

FDIC Certificate Number - 21377	11

SCHEDULE RC — CONTINUED

Dollar Amounts in Thousands	RCON	Bil Mil Thou

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200	1,708,409	13.a.
(1) Noninterest-bearing(1)	6631	1,240,694	13.a.1
(2) Interest-bearing	6636	467,715	13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased(2)	B993	0	14.a
b. Securities sold under agreements to repurchase(3)	B995	0	14.b
15. Trading liabilities (from Schedule RC-D)	3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):	3190	0	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	2920	0	18
19. Subordinated notes and debentures(4)	3200	0	19
20. Other liabilities (from Schedule RC-G)	2930	42,582	20
21. Total liabilities (sum of items 13 through 20)	2948	1,750,991	21
22. Minority interest in consolidated subsidiaries	3000	0	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	800	24
25. Surplus (exclude all surplus related to preferred stock)	3839	45,157	25
26. a. Retained earnings	3632	191,141	26.a
b. Accumulated other comprehensive income(5)	B530	3	26.b
27. Other equity capital components(6)	A130	0	27
28. Total equity capital (sum of items 23 through 27)	3210	237,101	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3300	1,988,092	29

Memorandum
To be reported only with the March Report of Condition
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	6724	N/A	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Completion of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.